EXHIBIT 10.1
------------



                           EMPLOYMENT AGREEMENT


            This Employment Agreement (this "Agreement") is entered into as of September 28, 2005 between Landauer, Inc., a Delaware corporation (the "Company"), and William E. Saxelby (the "Executive").

            WHEREAS, the Company desires to employ the Executive to serve as President and Chief Executive Officer of the Company, and the Executive desires to be employed by the Company, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement shall commence on September 28, 2005 (the "Effective Date") and, unless earlier terminated pursuant to Section 4 hereof, shall end on the fifth anniversary of the Effective Date (the "Initial Term"); provided that the term of this Agreement shall be extended automatically for one additional year as of each anniversary of the Effective Date, commencing with the fourth anniversary of the Effective Date, unless no later than 90 days prior to any such renewal date either the Board of Directors of the Company (the "Board"), on behalf of the Company, or the Executive gives written notice to the other that the term of this Agreement shall not be so extended. The Initial Term and any extension of the Initial Term pursuant to this Section 1 shall be referred to herein as the "Employment Period."

            2.    POSITION AND DUTIES; RESPONSIBILITIES; BOARD SERVICE.

            (a) POSITION AND DUTIES. The Company shall employ the Executive during the Employment Period as its President and Chief Executive Officer. The Executive shall report to the Board. During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities the duties assigned to the Executive hereunder and shall devote the Executive's full business time, attention and effort to the affairs of the Company and its subsidiaries and shall use the Executive's reasonable best efforts to promote the interests of the Company and its subsidiaries. The Executive may engage in charitable, civic or community activities, manage his personal investments and, with the prior approval of the Board (which approval has been granted with respect to the Executive's position as a director of Sunrise Medical, Inc.), may serve as a director of any other business corporation, provided that such activities or service do not materially interfere with the Executive's duties hereunder or violate the terms of any of the covenants contained in Sections 6, 7 or 8 hereof.

            (b) RESPONSIBILITIES. Subject to the powers, authority and responsibilities vested in the Board and in duly constituted committees of the Board, the Executive shall have the authority and responsibility for the management, operation and overall conduct of the business of the Company. The Executive shall also perform such other duties (not inconsistent with the position of President and Chief Executive Officer) on behalf of the Company and its subsidiaries as may from time to time be authorized or directed by the Board.

            (c) BOARD SERVICE. Promptly following the Effective Date, the Executive will be appointed as a member of the Board to fill a vacancy in the class of directors whose current term expires in 2008. Throughout the period of the Executive's employment pursuant to this Agreement, the Company shall take all reasonable and lawful action necessary and appropriate to cause the Executive to be nominated for and elected to the Board.

            3.    COMPENSATION.

            (a) BASE SALARY. During the Employment Period, the Company shall pay to the Executive a base salary at the initial rate of $350,000 per annum, payable in accordance with the Company's executive payroll policy. Such base salary shall be reviewed annually, and shall be subject to such increases from the then existing Base Salary (and not decreases), if any, as determined by the Compensation Committee of the Board in accordance with Company's compensation practices for executive officers. The Executive's annual base salary in effect from time to time under this
Section 3(a) is hereinafter referred to as "Base Salary."

            (b) ANNUAL INCENTIVE BONUS. Beginning with the 2006 fiscal year (which commences on October 1, 2005), the Executive shall be entitled to participate in the Company's Incentive Compensation Plan for Executive Officers (the "Incentive Plan") in accordance with the terms of such plan. The target incentive bonus opportunity for the Executive for each fiscal year under the Incentive Plan shall be not less than 50% of the Executive's Base Salary in effect at the beginning of such fiscal year. The actual incentive bonus payable for 2006 and for any subsequent year shall be based upon objective criteria established and approved by the Compensation Committee of the Board after consultation with the Executive; provided, however, that the Executive's bonus for the 2006 fiscal year shall not be less than $175,000.

            (c) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans generally available to executives of the Company (such benefits being hereinafter referred to as the "Employee Benefits"). The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policies and to receive all fringe benefits and perquisites as are from time to time made generally available to senior executives of the Company.

            (d)   STOCK OPTIONS.   On the Effective Date, as has been
approved by the Compensation Committee of the Board, the Executive shall be granted non-qualified stock options (the "Options") to purchase 50,000 shares of common stock, par value $.10 per share, of the Company (the "Common Stock"). The exercise price of the Options shall be the fair market value (the average of the high and low sales prices on the New York Stock Exchange on such date) of the Common Stock on the date of grant, the Options shall have a term of 10 years and shall be immediately exercisable.

Except as otherwise provided in the Option Agreement (defined below), the shares of Common Stock purchased pursuant to the Options may not be transferred by the Executive until after the third anniversary of the Effective Date. The Options shall be subject to the terms and provisions of the Company's 2005 Long-Term Incentive Plan (the "2005 LTIP") and the Stock Option Agreement ("Option Agreement") relating to the Options, which Option Agreement shall be in the form attached hereto as Exhibit A.

            (e) RESTRICTED STOCK. On the Effective Date, as has been approved by the Compensation Committee of the Board, the Executive shall be granted 3,500 shares of restricted Common Stock (the "Restricted Stock"). One-third of the shares of Restricted Stock shall become vested on each of
the first three anniversaries of the Effective Date.   The Restricted Stock
shall be subject to the terms and provisions of the 2005 LTIP and the Restricted Stock Agreement ("Restricted Stock Agreement") relating to the Restricted Stock, which Restricted Stock Agreement shall be in the form attached hereto as Exhibit B. The Executive may, but is not required to, make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock.

            (f) LONG-TERM INCENTIVE AWARDS. Beginning with the 2006 fiscal year, the Executive shall be eligible to receive long-term incentive awards, commensurate with the Executive's position as President and Chief Executive Officer, under the Company's Long-Term Incentive (LTI) program (substantially as described in the attached summary of the LTI program, as revised at the April 8, 2004 meeting of the Board, but substituting the Executive for the President and Chief Executive Officer of the Company named therein), as such program may be amended from time to time by the Compensation Committee of the Board in its sole discretion.

            (g) SUPPLEMENTAL RETIREMENT BENEFIT. If (i) the Executive is employed by the Company on the fifth anniversary of the Effective Date,
(ii) the Executive is earlier terminated without Cause (as defined below), or (iii) following a "Change in Control" (as defined in the Landauer, Inc. Executive Special Severance Plan), the Executive is terminated, then, in any such case, the Executive shall be entitled to receive, following his termination, a supplemental pension under the Supplemental Key Executive Retirement Plan of Landauer, Inc. determined in accordance with the terms thereof; provided, however, that the Executive's supplemental pension shall be calculated as if the Executive had completed 20 years of service with the Company.

            (h) EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive, in accordance with the Company's policies and procedures, for all proper expenses incurred by the Executive during the Employment Period in the performance of the Executive's duties hereunder. The Company shall pay the reasonable legal fees and expenses incurred by the Executive in connection with the negotiation and preparation of this Agreement in an amount not to exceed $10,000.

            4.    TERMINATION.

            (a) DEATH. Upon the death of the Executive, all rights of the Executive and the Executive's heirs, executors and administrators to compensation and other benefits under this Agreement shall cease immediately, except that the Executive's heirs, executors or administrators, as the case may be, shall be entitled to:

            (i) accrued Base Salary through and including the Executive's date of death;

            (ii) the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the Executive's termination of employment occurs;

            (iii) prorated annual incentive bonus (based on the target bonus under the Incentive Plan or any successor plan for the fiscal year in which the Executive's termination of employment occurs) through and including the Executive's date of death;

            (iv) other Employee Benefits to which the Executive was entitled on the date of death in accordance with the terms of the plans and programs of the Company; and

            (v) the treatment of the Options and Restricted Stock granted to the Executive pursuant to Sections 3(d) and (e) hereof in accordance with the terms thereof.

            (b) DISABILITY. The Company may, at its option, terminate the Executive's employment upon written notice to the Executive if the Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of the Executive's position, with or without reasonable accommodation, required of the Executive hereunder for a continuous period of 120 days or any 180 days within any 12-month period. Upon such termination, the Executive's entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to:

            (i) accrued Base Salary through and including the effective date of the Executive's termination of employment;

            (ii) the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the Executive's termination of employment occurs;

            (iii) prorated annual incentive bonus (based on the target bonus under the Incentive Plan or any successor plan for the fiscal year in which the Executive's termination of employment occurs) through and including the effective date of the Executive's termination of employment;

            (iv) other Employee Benefits to which the Executive is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company; and

            (v) the treatment of the Options and Restricted Stock granted to the Executive pursuant to Sections 3(d) and (e) hereof in accordance with the terms thereof.

In the event of any dispute regarding the existence of the Executive's incapacity or disability hereunder, the matter shall be resolved by the determination of a physician selected by the Board and reasonably acceptable to the Executive. The Executive shall submit to appropriate medical examinations for purposes of such determination.

            (c)   CAUSE.

            (i) The Company may, at its option, terminate the Executive's employment under this Agreement for Cause (as hereinafter defined) upon written notice to the Executive (the "Cause Notice"). The Cause Notice shall state the particular action(s) or inaction(s) giving rise to termination for Cause. No action(s) or inaction(s) will constitute Cause unless (1) a resolution finding that Cause exists has been approved by a majority of all of the members of the Board at a meeting at which the Executive is allowed to appear with his legal counsel and (2) where remedial action is feasible, the Executive fails to remedy the action(s) or inaction(s) within 10 days after receiving the Cause Notice. If the Executive so effects a cure to the reasonable satisfaction of the Board, the Cause Notice shall be deemed rescinded and of no force or effect.

            (ii) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                  (A) any willful refusal by the Executive to follow lawful directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

                  (B) the Executive's conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement;

                  (C) any gross negligence or willful misconduct of the Executive resulting in a material loss to the Company or any of its subsidiaries, or material damage to the reputation of the Company or any of its subsidiaries;

                  (D) any material breach by the Executive of any one or more of the covenants contained in Section 6, 7 or 8 hereof; or

                  (E) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

            (iii) The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

            (iv) If the Company terminates the Executive's employment for Cause, the Executive's entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i), 4(b)(ii) and 4(b)(iv) hereof.

            (d) TERMINATION WITHOUT CAUSE. The Company may, at its option, terminate the Executive's employment under this Agreement upon written notice to the Executive for a reason other than a reason set forth in Section 4(a), 4(b) or 4(c). Any such termination shall be authorized by the Board. If the Company terminates the Executive's employment for any such reason, the Executive's entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to:

            (i) the payments and benefits specified in Sections 4(b)(i) through 4(b)(iv) hereof, inclusive;

            (ii) the treatment of the Options and Restricted Stock granted to the Executive pursuant to Sections 3(d) and (e) hereof in accordance with the terms thereof;

            (iii) a lump sum cash payment equal to the product of (x) two, and (y) the sum of the Base Salary and the Prior Bonus (as defined below); and

            (iv) the supplemental pension specified in Section 3(g) hereof.

            As used in this Agreement, the term "Prior Bonus" shall mean the average of the annual incentive bonus earned under the Incentive Plan (including any bonus earned and payable but not yet paid) for the last three full fiscal years (or such shorter period during which the Executive has been an employee of the Company); provided that, if the Executive is not employed by the Company on September 30, 2006, the Prior Bonus for the 2006 fiscal year only shall be the target incentive bonus for such year.

            (e) VOLUNTARY TERMINATION. Upon 60 days prior written notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive's employment with the Company for any reason. If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(e), the Executive's entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to the payments and benefits specified in Sections 4(b)(i), 4(b)(ii) and 4(b)(iv) hereof.

            (f)   TERMINATION FOR GOOD REASON.

            (i) Upon 30 days prior written notice to the Company (or such shorter period as may be permitted by the Board), the Executive may voluntarily terminate the Executive's employment with Good Reason (as hereinafter defined). If the Executive voluntarily terminates the Executive's employment pursuant to this Section 4(f), the Executive's entitlement to compensation and benefits shall cease immediately, except that the Executive shall be entitled to:

                  (A) the payments and benefits specified in Sections 4(b)(i) through 4(b)(iv) hereof, inclusive;

                  (B) the treatment of the Options and Restricted Stock granted to the Executive pursuant to Sections 3(d) and (e) hereof in accordance with the terms thereof; and

                  (C) a lump sum cash payment equal to the product of (x) two, and (y) the sum of the Base Salary and the Prior Bonus.

            (ii) As used in this Agreement, the term "Good Reason" shall mean during the Employment Period, without the written consent of the Executive, any one or more of the following, provided that an isolated, insubstantial or inadvertent action not taken in bad faith or failure not occurring in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason:

                  (A) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement;

                  (B) any failure by the Company to comply with the provisions of Section 3 hereof;

                  (C) any requirement by the Company that the Executive's principal office be located more than 50 miles from the corner of State and Madison Streets in Chicago, Illinois; or

                  (D) any other material breach by the Company of this Agreement.


            5. FEDERAL AND STATE WITHHOLDING. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with the Executive's Form W-4 on file with the Company, and all applicable federal employment taxes.

            6.    NONCOMPETITION; NONSOLICITATION.

            (a) GENERAL. The Executive acknowledges that in the course of the Executive's employment with the Company the Executive has and will become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services will be of special, unique and extraordinary value to the Company and its subsidiaries.

            (b) NONCOMPETITION. The Executive agrees that, provided that the Company continues to be in material compliance with its obligations to the Executive under this Agreement, during the period of the Executive's employment with the Company and for a period of two years thereafter (the "Noncompetition Period"), the Executive shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business, in which the Executive was involved or had knowledge, being conducted by, or being planned by, the Company or any of its subsidiaries as of the termination of the Executive's employment in any geographic area in which the Company or any of its subsidiaries is then conducting such business.

            (c) NONSOLICITATION. The Executive further agrees that, provided that the Company continues to be in material compliance with its obligations to the Executive under this Agreement, except for personnel actions taken in the course of his employment hereunder, during the Noncompetition Period the Executive shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any business to which
Section 6(b) applies, call on, service, solicit or otherwise do business of the nature conducted by the Company or any of its subsidiaries with any customer of the Company or any of its subsidiaries.

            (d) EXCEPTIONS. Nothing in this Section 6 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

            (e)   REFORMATION.  If, at any time of enforcement of this
Section 6, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 6.

            7. CONFIDENTIALITY. The Executive shall not, at any time during the Employment Period or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or of any of its subsidiaries not available to the public generally or to the competitors of the Company or to the competitors of any of its subsidiaries ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, (c) is required to be used or disclosed by the Executive to perform properly the Executive's duties under this Agreement, or (d) is disclosed to the Executive by a third-party not known by the Executive to be subject to any obligation of secrecy. Promptly following the termination of the Employment Period, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which the Executive may then possess or have under the Executive's control (together with all copies thereof).

            8. INTELLECTUAL PROPERTY. The Executive shall not, at any time, have or claim any right, title or interest in any trade name, patent, trademark, copyright, trade secret, intellectual property, methodologies, technologies, procedures, concepts, ideas or other similar rights (collectively, "Intellectual Property") belonging to the Company or any of its affiliates and shall not have or claim any right, title or interest in or to any material or matter of any kind prepared for or used in connection with the business or promotion of the Company or any of its affiliates, whether produced, prepared or published in whole or in part by the Executive or by the Company or any of its affiliates. All Intellectual Property that is conceived, devised, made, developed or perfected by the Executive, alone or with others, during the Executive's employment that is related in any way to the Company's or any of its affiliates' business or is devised, made, developed or perfected utilizing equipment or facilities of the Company or its affiliates shall be promptly disclosed to the Board, are works for hire and become the sole, absolute and exclusive property of the Company. If and to the extent that any of such Intellectual Property should be determined for any reason not to be a work for hire, the Executive hereby assigns to the Company all of the Executive's right, title and interest in and to such Intellectual Property. At the reasonable request and expense of the Company but without charge to the Company, whether during or at any time after the Executive's employment with the Company, the Executive shall cooperate fully with the Company and its affiliates in the securing of any trade name, patent, trademark, copyright or intellectual property protection or other similar rights in the United States and in foreign countries, including without limitation, the execution and delivery of assignments, patent applications and other
documents or papers.   In accordance with the Illinois Employee Patent Act,
765 ILCS 1060, the Executive is hereby notified by the Company, and understands, that the foregoing provisions do not apply to an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (i) the invention relates (A) to the business of the Company or (B) to the Company's actual or demonstrably anticipated research and development, or (ii) the invention results from any work performed by the Executive for the Company.

            9. ENFORCEMENT. The parties hereto agree that the Company and its subsidiaries would be damaged irreparably in the event that any provision of Section 6, 7 or 8 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to seek an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of the State of Illinois in any action by the Company to enforce an arbitration award against the Executive or to obtain interim injunctive or other relief pending an arbitration decision.

            10. REPRESENTATIONS. The Executive represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity that would interfere with the execution, delivery or performance of this Agreement by the Executive, and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

            11. SURVIVAL. This Agreement shall survive and continue in full force and effect in accordance with its terms, notwithstanding any termination of the Employment Period.

            12. ARBITRATION. Except as otherwise set forth in Section 9 hereof, any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Chicago, Illinois administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

            13. INDEMNIFICATION. Concurrently with the execution of this Agreement, the Company is executing and delivering to the Executive the Indemnification Agreement for directors in the form attached hereto.

            14. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when
(a) delivered personally or by overnight courier to the following address of the other party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile, with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 14:

            If to the Company, to:

                  Landauer, Inc.
                  2 Science Road
                  Glenwood, IL 60425
                  Attention:  Vice President & Treasurer

            with a copy to:

                  Sidley Austin Brown & Wood LLP
                  Bank One Plaza
                  10 South Dearborn Street
                  Chicago, Illinois  60603
                  Attention:  Larry A. Barden, Esq.

            If to the Executive, to the last known mailing address for the Executive contained in the records of the Company.


            15. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            16. CHANGE IN CONTROL. The Executive shall participate in the Landauer, Inc. Executive Special Severance Plan (the "Special Severance Plan") as a Benefit Level I Employee and, in the event of the termination of the Executive's employment following a "Change in Control," as defined in the Special Severance Plan, the Executive shall be entitled to such additional payments and benefits as may be provided under the Special Severance Plan. If the Special Severance Plan is terminated or amended in a manner that is adverse to the Executive and the Executive's employment is terminated thereafter following a Change in Control, the Executive shall be entitled to receive under this Agreement any additional benefits that the Executive would have been entitled to receive under the Special Severance Plan if it had not been terminated or amended.

            17. ENTIRE AGREEMENT. This Agreement, the exhibits hereto and the agreements in the form of the exhibits hereto constitute the entire agreement and understanding between the parties with respect to the subject matter hereof or thereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof or thereof.

            18. NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

            19. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. The Company agrees that concurrently with any merger, consolidation, or transfer of all or substantially all material Company assets, it will cause any surviving or resulting corporation or transferee to unconditionally assume all of the obligations of the Company under this Agreement.

            20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

            21. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

            22. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    LANDAUER, INC.


                                    By:
                                          ------------------------------
                                          Name:
                                          Title:


                                    EXECUTIVE


                                    ___________________________________
                                    William E. Saxelby